UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2012

SPARE BACKUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-30787	23-3030650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

990 Ironwood Drive, Minden Nevada	89423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	775 329 2180

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

On April 27, 2012, Spare Backup and Lifestyle Services Group Limited (“LSG”), the largest provider of mobile phone insurance in the U.K., (“LSG”) amended their agreement (“Master Digital Platform Contract”), referenced in Spare Backup’s December 14, 2010 form 8k filing with the Securities and Exchange Commission, for Spare Backup to provide a co-branded cloud-based digital platform service to be incorporated in LSG’s mobile warrantee programs.  Under the terms of the amendment both parties agreed to the following:

1.	Addition of Turkey to Territory

1.1	With immediate effect, the definition of “Territory” shall be deleted and replaced as follows:

““Territory” means the United Kingdom of Great Britain and Northern Ireland, and the Republic of Turkey;”

1.2
For the avoidance of doubt, SPBU acknowledges that as a consequence of the amendment made pursuant to paragraph 1.1 of this letter, all obligations of exclusivity in clause 2 of the MSA now apply to Turkey as well as the UK.

1.3
The parties acknowledge that further amendments will be required to the MSA to deal with Turkish legal and regulatory requirements and that the parties will agree these additional requirements prior to any Client Addenda being entered into in relation to Clients based in Turkey (including a major Turkish mobile company).

2.	General

This Letter shall supplement and amend the MSA as set out herein. The provisions of the MSA therefore apply to this Letter, including without limitation clauses 11 (Liability) and 19 (General Provisions).Any announcement regarding this Letter must be agreed in accordance with clauses 16.

To the extent there is any conflict between the terms of this Letter and the MSA, the terms of this Letter shall prevail. The terms of this Letter shall be co-terminus with the MSA. Save for any amendments set out in this Letter, the MSA shall continue in full force and effect.

Lifestyle Services Group Limited (LSG) is the best in class provider of leading lifestyle solutions and insurance products. LSG specializes in supporting its client brands, attracting customers, improving the customer journey and reducing customer attrition rates.LSG’s portfolio includes Mobile Phone Insurance, Card Protection and Tech Protect®, all of which can be delivered using their innovative HubbT approach. The HubbT allows clients to seamlessly integrate a complete suite of products and services all accessed via one number.

Since its formation, LSG has developed over 160 individual partners branded insurance schemes available to over 9.5 million customers. LSG is the UK's largest provider of mobile phone insurance, leading the market with a complete resolution service and the widest range of settlement solutions. LSG delivers configured packages that offer cover against most of the unfortunate experiences that occur to phones. From the event of loss, theft or damage, LSG administers a service aimed at the best satisfaction of a customer's needs when it matters the most.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARE BACKUP, INC.

Date: May 1, 2012	By:	/s/ Cery Perle
Cery Perle, Chief Executive Officer and President